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                                                                      EXHIBIT 12
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ALLETE
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES (UNAUDITED)
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FOR THE YEAR ENDED DECEMBER 31                                     2006         2005       2004        2003         2002
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MILLIONS EXCEPT RATIOS
Income from Continuing Operations
       Before Minority Interest and Income Taxes                  $128.2       $19.8      $ 57.0      $ 49.5       $ 37.9
Less:  Minority Interest <F1>                                          -           -         2.1         2.6          1.0
       Undistributed Income from Less than 50%
          Owned Equity Investment                                    2.3           -           -         2.9          4.7
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                                                                   125.9        19.8        54.9        44.0         32.2
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Fixed Charges
       Interest on Long-Term Debt                                   22.2        23.1        60.3        70.0         73.9
       Capitalized Interest                                          0.6         0.3         0.7         1.2          0.8
       Other Interest Charges                                        5.3         3.5         8.7         4.3          5.3
       Interest Component of All Rentals                             2.0         2.8         3.5         8.0          9.9
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             Total Fixed Charges                                    30.1        29.7        73.2        83.5         89.9
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Earnings Before Income Taxes and Fixed Charges
       (Excluding Capitalized Interest)                           $155.4       $49.2      $127.4      $126.3       $121.3
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Ratio of Earnings to Fixed Charges                                  5.16        1.66        1.74        1.51         1.35
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
<F1> Pre-tax income of subsidiaries that have not incurred fixed charges.


97                                                         ALLETE 2006 Form 10-K